UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 15, 2010

RURAL/METRO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22056	86-0746929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9221 East Via de Ventura, Scottsdale, Arizona	85258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 606-3886

Former name and former address, if changed since last report: Not applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Change of Control Agreements for Executive Officers. On September 15, 2010, the Board of Directors of Rural/Metro Corporation (the “Company”) approved a form of Change of Control Agreement (the “COC Agreement”) that provides severance benefits to executive officers of the Company with whom the Company enters into a COC Agreement (each an “Executive”).

The COC Agreement provides benefits upon the occurrence of both of two triggering events: (i) a Change of Control; and (ii) within two years after the Change of Control, the surviving entity or individuals in control terminate the Executive’s employment without Cause, or the Executive terminates his or her employment for Good Reason. Upon the occurrence of both triggers, but subject to the limitations set forth in the COC Agreement, the Executive will receive a sum equal to (i) two times the higher of (x) the Executive’s annual base salary on the date of his or her termination, or (y) the Executive’s annual base salary on the date preceding the Change of Control, and (ii) two times the higher of (x) the Executive’s average annual incentive compensation paid pursuant to Rural/Metro’s Management Incentive Plan or any successor incentive compensation program maintained by Rural/Metro from time to time (the “MIP”) for the two years prior to termination of the Executive’s employment or (y) the Executive’s average annual incentive compensation pursuant to the MIP for the two years preceding the year in which the Change of Control occurred.

The agreement further provides that the Executive is entitled to receive certain benefits, including the acceleration of exercisability of stock appreciation rights, stock options and other equity-based awards, which the Executive must exercise within one year of the date of termination (or, if shorter, within 10 years from the date of grant). The Executive is also entitled to continue to receive life, disability, accident and group health insurance benefits for a period of 24 months following termination of the Executive’s employment. Health and other benefits received under the change of control agreement will be reduced or eliminated to the extent comparable benefits are received by the Executive from another source.

If any portion of the payments to which the Executive is entitled would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended, then the amount of such payments shall be reduced to the maximum amount that could be paid to the Executive without any portion of such payments or any other benefit to the Executive under the COC Agreement constituting an “excess parachute payment”, but only if such reduction would provide a more favorable result in after tax benefit to the Executive.

In order to receive any payments under the COC Agreement, the Executive must sign a release agreement releasing the Company from any and all claims.

For purposes of the COC Agreement, “Good Reason” includes: (i) any circumstance constituting “Good Reason” under the Non-Compete Agreement (as defined below) between the Company and the Executive; (ii) the failure of the Company to cause any successor to expressly assume and agree to perform the COC Agreement; and (iii) any purported termination of the Executive by the Company that is not for “Cause”. For purposes of the COC Agreement, “Cause” is defined by reference to the Non-Compete Agreement between the Company and the Executive, the terms of which are described below. A “Change of Control” includes (i) the acquisition of beneficial ownership by certain persons, acting alone or in concert with others, of a majority of the combined voting power of the Company’s then-outstanding voting securities; (ii) the sale, transfer, or other disposition of all or substantially all of the Company’s assets to certain persons; (iii) any consolidation or merger of the Company with or into certain persons, unless immediately after the consolidation or merger the holders of the common stock of the Company immediately prior to the consolidation or merger beneficially own at least 50% of the combined voting power of the surviving corporation’s then outstanding securities; or (iv) a change during any period of two consecutive years of a majority of the members of the Company’s Board of Directors for any reason, unless the election, or the nomination for election by the Company’s shareholders, of each director was approved by the vote of a majority of the directors then still in office who were directors at the beginning of the period.

The Company intends to enter into a COC Agreement with each of the following executive officers: Christopher E. Kevane, Jeffrey D. Perry, Maureen E. Thompson, Donna Berlinski and Kevin Moore. A copy of the form of COC Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein. The foregoing description of the COC Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the COC Agreement.

(b) Severance, Confidentiality, Nonsolicitation and Noncompetition Agreements for Executive Officers. On September 15, 2010, the Board of Directors of the Company approved a form of Severance, Confidentiality, Nonsolicitation and Noncompetition Agreement (the “Non-Compete Agreement”) that sets forth the terms relating to the employment and severance of executive officers of the Company with whom the Company enters into a Non-Compete Agreement (each an “Executive”).

Pursuant to the terms of the Non-Compete Agreement, if the Executive’s employment is terminated by the Company for Cause or by the Executive without Good Reason, the Executive will receive (i) payment of any earned but unpaid salary earned up to and including the date of the termination; and (ii) reimbursement of any unreimbursed business expenses incurred up to and including the date of the termination. If the Executive’s employment terminates as a result of the Executive’s death or Disability, the Executive, or the Executive’s estate, if applicable, will also receive any vested benefits that the Executive, or the Executive’s estate, may be entitled to receive under any Company disability or insurance plan or other applicable employee benefit plan.

In addition to the above, if the Executive’s employment is terminated by the Company without Cause of by the Executive for Good Reason, the Executive shall also receive: (i) the continuation of the Executive’s then current salary for 12 months after the date of termination of employment; (ii) payment of any incentive compensation or bonus pursuant to any MIP that was earned in or payable with respect to performance during the plan year immediately prior to the plan year in which the termination occurs and which has not been paid as of the date of termination, subject to certain conditions; and (iii) a portion of the Executive’s COBRA coverage premiums for 18 months (or such shorter time if such coverage terminates under Section 4980B of the Internal Revenue Code), provided that the Executive will continue to be obligated to pay the same amount toward the cost of such premiums as the Executive paid immediately prior to the last day of active employment.

For purposes of the Non-Compete Agreement, “Good Reason” includes: (i) any material diminution of the Executive’s position, authority and duties; (ii) the requirement that the Executive relocate to an employment location that is more than 50 miles from the Executive’s current employment location; (iii) a reduction of the Executive’s salary to a level that is less than the rate paid to Executive during the immediately prior calendar year, unless Executive has agreed to such reduction or unless the Company makes an across-the-board reduction that applies to all Company executives; or (iv) the Company materially breaching any of its obligations under the Non-Compete Agreement. The Executive must provide the Company with notice of, and an opportunity to cure, any circumstances constituting “Good Reason” for the Executive to terminate his or her employment. For purposes of the Non-Compete Agreement, “Cause” includes: (i) certain willful or grossly negligent actions; (ii) material violations of the Company’s published policies or codes, after notice of, and opportunity to cure, such violations; (iii) the Executive’s impedance or interference with certain investigations authorized by the Board of Directors or legal directives; (iv) misrepresentations relating to a material fact for purposes of securing employment with the Company; (v) abuse of alcohol and/or drugs in a manner that materially impacts the Executive’s ability to successfully perform his or her duties or obligations; or (vi) willful failure to perform his or her duties or obligations after, in some circumstances, notice an opportunity to cure such failure.

In order to receive any payments under the Non-Compete Agreement, the Executive must sign a release agreement releasing the Company from any and all claims. Pursuant to the terms of the Non-Compete Agreement, the Executive also agrees to maintain the confidentiality of the confidential and proprietary information to which he or she is exposed during the course of his or her employment. The Executive also agrees, during the term of his or her employment and for a period thereafter equal to 12 months or, if the Executive receives a severance payment under a COC Agreement entered into with the Company, 24 months, not to (a) solicit the Company’s clients or employees or (b) directly or indirectly compete with the Company.

The Company intends to enter into a Non-Compete Agreement with each of the following executive officers: Christopher E. Kevane, Jeffrey D. Perry, Maureen E. Thompson, Donna Berlinski and Kevin Moore. A copy of the form of Non-Compete Agreement is attached hereto as Exhibit 10.2 and incorporated by reference herein. The foregoing description of the Non-Compete Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Non-Compete Agreement.

(c) Adoption of Incentive Plan. On September 15, 2010, the Board of Directors of the Company adopted the Rural/Metro Corporation Incentive Plan (the “Incentive Plan”). The Incentive Plan consists of two components: (i) the Management Incentive Program (the “MIP”) for key executive positions, and (ii) the Management Bonus Program (the “MBP”) for key management positions. The Incentive Plan is applicable beginning with the Company’s 2011 fiscal year, and replaces in its entirety the Rural/Metro Management Incentive Program that has been in effect since July 1, 2008.

Administration. The Compensation Committee of the Company’s Board of Directors will administer the MIP and will approve any promotions into the MIP and resolve any disputes concerning the MIP, including payout disputes. The Board of Directors will make the final decision on all recommendations of payouts under the MIP.

The CEO of the Company is responsible for the overall administration of the MBP and will approve any promotions into the MBP and resolve any disputes concerning the MBP, including payout disputes.

Term. The Incentive Plan is measured in terms of financial and, if so designated, personal goal achievements aligned with the Company’s fiscal year (each a “Plan Year”). The Incentive Plan renews automatically from year to year unless otherwise determined by the Board of Directors.

Eligibility. Participants in the Incentive Plan are subject to certain eligibility requirements, including the participant’s continuous employment in an eligible position throughout the applicable Plan Year and through the applicable payout date. In addition, the participant must not have given notice (or have been given notice by the Company) to terminate the participant’s employment prior to the Plan payout date and the participant must not be functioning under any corrective action plan. In certain circumstances the participant’s award may be pro-rated or carried forward from one eligible position to another. The terms and conditions of the Incentive Plan are subject to individual employment agreements or severance agreements, to the extent provided therein.

In addition to the above, the eligible positions for participation in the MIP are limited to the Chief Executive Officer, Chief Operating Officer, Senior VP, Corporate VP and Zone VP positions. The eligible positions for participation in the MBP include certain Corporate VP and Senior VP positions, Managing Director, Zone Financial Officer and National Billing Director positions. Other positions may be eligible under the MBP, subject to approval prior to the beginning of the applicable Plan Year by the administrator.

Plan Goals. Awards under the Incentive Plan are based upon two categories of goals for the applicable Plan Year, quantitative and personal, as described in the Incentive Plan. Quantitative goals are set based upon the Company’s Adjusted EBITDA or, with respect to Zone VPs, Adjusted EBITDA for a particular region. Each participant (with the exception of the CEO, whose potential award is determined solely with reference to the quantitative goal) also develops, in cooperation with the participant’s supervisor, a set of individual goals to be achieved during the Plan Year. Awards are calculated based on a weighting of the quantitative goals (70%) and individual goals (where applicable, 30%).

Amount of Awards. The MIP administrator will determine whether the quantitative and qualitative goals have been met by each participant for the applicable Plan Year. If certain quantitative goals are not met, no award based on either quantitative or qualitative goals shall be made to any participant.

Potential MIP payments are adjusted ratably for achievement between 90.8% and 110% of the applicable quantitative goal. Award opportunities vary from 42.5% to 127.5% of the participant’s base salary at the CEO level; 35% to 90% of the participant’s base salary at the COO level; 25% to 75% of the participant’s base salary at the senior vice president, or zone vice president level; and 22.5% to 67.5% of the participant’s base salary at the corporate vice president level.

Participants under the MBP will be eligible for awards of between 20% and 40% of their base salary, depending on their position. Awards will be calculated based upon the relative weight of quantitative goals and individual goals reviewed and recommended by the VP of Human Resources with final approval of the CEO.

Notwithstanding the establishment of predetermined goals, the eligibility for, and payment of, any and all incentive compensation under the Incentive Plan is entirely discretionary. All Incentive Plan awards are limited by and in all respects subject to any compensation recovery, recoupment, equity retention or similar plans or policies that the Company may enact from time to time, regardless of whether such plans or policies are currently in effect or may be implemented and/or modified subsequent to the date of the Incentive Plan.

A copy of the Incentive Plan is attached hereto as Exhibit 10.3 and incorporated by reference herein. The foregoing description of the Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Incentive Plan.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description

10.1	Form of Change of Control Agreement

10.2	Form of Severance, Confidentiality, Nonsolicitation and Noncompetition Agreement

10.3	Rural/Metro Corporation Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2010	RURAL/METRO CORPORATION

	By:	/S/ MICHAEL P. DIMINO
	Name:	Michael P. DiMino
	Title:	President and Chief ExecutiveOfficer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Change of Control Agreement

10.2	Form of Severance, Confidentiality, Nonsolicitation and Noncompetition Agreement

10.3	Rural/Metro Corporation Incentive Plan